Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Quarterly Report of NMHG Holding Co. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

               (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.




    Date:  August 14, 2003                     /s/ Reginald R. Eklund.
           ---------------             ----------------------------------------
                                                 Reginald R. Eklund
                                        President, Chief Executive Officer and
                                                      Director
                                             (Principal Executive Officer)


    Date:  August 14, 2003                    /s/ Michael K. Smith
           ---------------              ----------------------------------------
                                                  Michael K. Smith
                                         Vice President Finance & Information
                                         Systems and Chief Financial Officer
                                            (Principal Financial Officer)